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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
COMPUTER HORIZONS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMPUTER HORIZONS CORP.
49 Old Bloomfield Avenue
Mountain Lakes, New Jersey 07046-1495

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The Annual Meeting of Shareholders of Computer Horizons Corp. will be held at the Hanover Marriott, 1401 State Highway No. 10, Whippany, NJ, on Wednesday, May 18, 2005 at 10:00 A.M., local time, for the following purposes:

  1.
  To elect directors to serve until the next annual meeting and until their successors are elected and qualify;

  2.
  To ratify the selection of the accounting firm of Grant Thornton LLP as the Company's independent auditors for the current year; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only shareholders of record at the close of business on March 30, 2005 are entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

MICHAEL C. CAULFIELD Secretary

Mountain Lakes, New Jersey
April 14, 2005

        If it is convenient for you to do so, we hope you will attend the meeting. If you cannot attend, we urge you to vote online as noted on the enclosed proxy card, or fill out the enclosed proxy card and return it to us in the envelope provided. No postage is required if mailed in the United States.

TABLE OF CONTENTS

Page
Proxy Statement	1
The Annual Meeting and Voting
Annual Meeting Admission
Who is entitled to vote?
How do I vote?
May I change my vote?
What constitutes a quorum?
What is the effect of broker non-votes?
Who will count the votes?
Shareholder Proposals and Nominations for 2006 Annual Meeting
Corporate Governance	2
Meeting Attendance
Board Independence
Communications with the Board of Directors
Corporate Governance Guidelines
Committees of the Board
Audit Committee
Corporate Governance/Nominating Committee
Compensation Committee
Security Ownership of Certain Beneficial Owners	7
Section 16(A) Beneficial Ownership Reporting Compliance	8
Proposal 1—Election of Directors	9
Directors Standing for Re-election
Proposal 2—Ratification of the Selection of Grant Thornton LLP as the Company's independent auditors	12
Auditors
Audit and Non-Audit Fees
Pre-Approval of Audit and Non-Audit Fees
Report of the Audit Committee
Executive Compensation	14
Summary Compensation Table
Stock Option Grants in 2004
Aggregated Options Exercises in 2004 and 2004 Year-End Option Values
Equity Compensation Plan Information
Employment Agreements
Compensation Committee Report
Compensation Policies
2004 Compensation
Directors' Compensation
Directors' and Officers' Liability Insurance
Performance Graph	20
Other Information	21

i

COMPUTER HORIZONS CORP.
49 Old Bloomfield Avenue
Mountain Lakes, New Jersey 07046-1495

PROXY STATEMENT

The Annual Meeting and Mailing of Proxy Materials

        Our Board of Directors is soliciting proxies to be used at the annual meeting of shareholders to be held on Wednesday May 18, 2005 at 10:00 AM, local time, or at any adjournment or postponement of the meeting. This Proxy Statement contains information about the items being voted on at the annual meeting. It is anticipated that the mailing to shareholders of the Proxy Statement and the proxy will commence on or about April 14, 2005.

Annual Meeting Admission

        Either an admission ticket or proof of ownership of common stock of the Company, as well as a form of personal identification, must be presented in order to be admitted to the annual meeting. If you are a shareholder of record your admission ticket is attached to your proxy card. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the meeting or you may request an admission ticket in advance by contacting the Secretary of the Company at Computer Horizons Corp., 49 Old Bloomfield Avenue, Mountain Lakes, NJ 07046-1495. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the meeting.

Who is entitled to vote?

        Record shareholders of the Company common stock at the close of business on March 30, 2005 (the record date) can vote at the annual meeting. As of the record date, 31,217,321 shares of the Company's common stock were issued and outstanding. Each shareholder has one vote for each share of common stock owned as of the record date.

How do I vote?

        You may choose one of four methods to direct your vote. You may vote online via the Internet. If you have access to the Internet, we encourage you to direct your vote to the following Web address: http://www.proxyvotenow.com/chrz. Please have your proxy card handy when you go online.

        Alternatively, you may complete and mail the enclosed proxy card using the postage paid envelope provided, you may vote by telephone by calling toll-free using a touch-tone phone: 1-866-252-6936, or you may attend the meeting and vote in person.

        If you are voting by telephone or the Internet, you may do so anytime prior to 3:00 a.m. on May 18, 2005.

May I change my vote?

        You may revoke your proxy at any time before it is voted at the meeting in several ways. You may send in a revised proxy dated later than the first proxy or you may vote in person at the meeting or you may notify the corporate secretary in writing prior to the meeting that you have revoked your proxy or you may vote again. Please note that the last vote received, whether by telephone, Internet or mail, will be the vote counted.

What constitutes a quorum?

        A majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum. If you vote via the Internet or by proxy card, you will be considered part of the quorum. Abstentions and broker non-votes and votes withheld from director nominees are included in the count to determine a quorum. If a quorum is present, director candidates receiving the highest number of votes will be elected. Ratification of the selection of the Company's auditors as described as Proposal 2 will be approved if a majority of the votes cast by the shareholders are voted in favor of the proposals with abstentions and broker non-votes not counting as votes cast for this purpose.

What is the effect of broker non-votes?

        If your broker holds your shares in its "street" name, the broker may vote your shares on the election of directors and the ratification of the selection of auditors even if it does not receive instructions from you. If your broker does not vote, the effect would be as follows:

        Regarding the Election of Directors: Broker non-votes have no effect because only a plurality of the votes cast is required to elect a director.

        Regarding Proposal 2: Broker non-votes would not be counted either FOR or AGAINST this item and would, therefore, have no effect.

Who will count the votes?

        Registrar and Transfer Company, the Company's transfer agent, will tabulate the votes and act as Inspector of Election.

Shareholder Proposals and Nominations for the 2006 Annual Meeting

        If a shareholder wants to submit a proposal for inclusion in the Company's proxy material for the 2006 annual meeting, it must be received by the Secretary no later than December 9, 2005. Proxies solicited by the Board of Directors for the 2006 Annual Meeting may be voted at the discretion of the persons named in such proxies or their substitutes with respect to any shareholder proposal not included in the Company's proxy statement if the Company does not receive notice of such proposal on or before March 1, 2006.

CORPORATE GOVERNANCE

        Our Board of Directors and senior management have adopted and adhered to corporate governance practices that we believe maximize shareholder value in a manner consistent with the highest standards of integrity. We continually review and update our governance practices based on the standards of the National Association of Securities Dealers, legal requirements, SEC regulations and best practices recommended by governance authorities.

        Several of our significant corporate governance practices include:

  •
  Our Board has determined that six of the seven directors currently serving on the Board are "independent directors" as defined under the listing standards of the National Association of Securities Dealers.

  •
  All members of the Audit Committee, Governance/Nominating Committee and Compensation Committee are independent.

  •
  Our independent directors meet at each regularly scheduled meeting without the presence of management.

  •
  Our Internal Audit department and independent outside auditors meet privately with the Audit Committee at all scheduled meetings.

  •
  We continually review and assess our Company Code of Business Conduct and Ethics, with a hotline available to all employees to anonymously report concerns related to accounting, internal accounting controls or auditing matters.

        We have made available on our website the company's Corporate Governance Guidelines and Code of Business Conduct and Ethics at www.computerhorizons.com.

Meeting Attendance

        The Board of Directors of the Company is currently comprised of seven members. The Board held twelve meetings and the standing committees held twenty-four meetings in 2004. Each director attended at least 75% of the meetings of the Board held in 2004 and meetings held by all committees of the Board on which such director served during the period that the director so served in 2004.

        Directors are expected to attend the Company's annual meeting of shareholders each year. Five of the seven directors serving on the Board at the time of the Company's 2004 annual meeting of shareholders attended that meeting.

Board Independence

        The Board of Directors has reviewed the independence of each director under the listing standards of the National Association of Securities Dealers. Based upon its review, the Board has determined that six of the seven directors currently serving on the Board are "independent directors" as defined under the listing standards of the National Association of Securities Dealers and Messrs. Edelstein, Mason and Obuchowski also meet the additional independence standards for Audit Committee members.

Communications with the Board of Directors

        Shareholders may communicate with the Board by writing to the Secretary of the Company at Computer Horizons Corp., c/o the Board of Directors (or, at the shareholder's option, c/o Earl L. Mason, Chairman of the Board), 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046. The Secretary will ensure that this communication (assuming it is properly marked c/o of the Board of Directors or c/o Earl L. Mason, Chairman of the Board) is delivered to the Board or the specified director as the case may be.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

        The Company is committed to sound corporate governance principles as such principles are essential to the reputation of the Company and to the ethical conduct of its business and its relationship with others both inside and outside of the Company. The Company has adopted Corporate Governance Guidelines as the formal codification of certain corporate governance practices developed by the Board of Directors over the Company's history as well as new practices to be implemented to help the Board to fulfill its responsibilities to shareholders. The Company has also adopted a Code of Business Conduct and Ethics applicable to its employees, officers and directors. The Company's Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Company's web site at www.computerhorizons.com.

Committees of the Board

        The Board of Directors has three standing committees: an Audit Committee, a Corporate Governance/Nominating Committee and a Compensation Committee. The Board of Directors has adopted, and may amend from time to time, a written charter for each of these committees. The Company makes available on its web site at www.computerhorizons.com, copies of each of these charters. The Company is not including the information contained on or available through its web site as a part of, or incorporation of such information by reference into, this Proxy Statement.

  Audit Committee

        The Audit Committee presently is comprised of Eric Edelstein (Chair), Earl Mason and Edward Obuchowski. The Board of Directors has reviewed the qualifications of each member of the Audit Committee and has determined that each member is "independent" under the current listing standards of the National Association of Securities Dealers applicable to Audit Committee members. The Board has further determined, in its business judgment, that each member of the Audit Committee is financially literate and that Mr. Edelstein qualifies as an "audit committee financial expert" as defined by applicable rules promulgated by the Securities and Exchange Commission. The Audit Committee met fourteen times in 2004. The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. A copy of this charter is available at the Company's web site www.computerhorizons.com.

        As set forth in the Audit Committee charter, the Audit Committee has responsibility for assisting the Board in, among other things, overseeing: the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualification, independence and performance of the independent auditors and the performance of the Company's internal audit function. The Audit Committee also prepares the Audit Committee report that is required pursuant to the rules of the Securities and Exchange Commission. The Committee's functions include: review and evaluation of the qualifications and performance of the independent auditor including, appointment and replacement of the independent auditor, compensation and supervision of the independent auditor and pre-approval of all audit services and permitted non-audit services; review and discussion with management and the independent auditor of interim and annual financial statements and related management's discussion and analysis and related releases to the public of such information; oversight of the internal audit function including evaluation of performance, budget and staffing; review with management and the internal auditors the adequacy of the Company's financial reporting systems and business process controls; review of significant complaints regarding accounting, internal accounting controls or auditing matters; and review and reassessment of the Code of Business Conduct and Ethics.

  Corporate Governance/Nominating Committee

        The Corporate Governance/Nominating Committee currently is comprised of Messrs. Duncan, Edelstein, Marino, Mason, Obuchowski and Matthews. The Board of Directors has determined that all of the members are "independent" under the current listing standards of the National Association of Securities Dealers. The Corporate Governance/Nominating Committee met six times in 2004. The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee. A copy of this charter is available at the Company's web site www.computerhorizons.com.

        As set forth in the Corporate Governance/Nominating Committee charter, the Corporate Governance/Nominating Committee has responsibility for assisting the Board in, among other things, effecting Board organization, membership and function including identifying qualified Board nominees; effecting the organization, membership and function of Board committees including composition and recommendation of qualified candidates; establishment of and subsequent periodic evaluation of successor planning for the chief executive officer and other executive officers; development and evaluation of criteria for Board membership such as overall qualifications, term limits, age limits and independence; and oversight of compliance with the Corporate Governance Guidelines. The Corporate Governance/Nominating Committee shall identify and evaluate the qualifications of all candidates for nomination for election as directors. The Company's Corporate Governance Guidelines outline the criteria utilized by the Corporate Governance/Nominating Committee in evaluating Board candidates' qualifications and is available on the Company's website www.computerhorizons.com.

        At a minimum, each director should:

  •
  be an individual of the highest character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work well with others;

  •
  be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of a director's responsibilities;

  •
  be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member (including developing and maintaining sufficient knowledge of the Company and its industry, reviewing and analyzing reports and other information important to Board and committee responsibilities, preparing for, attending and participating in Board and committee meetings and satisfying appropriate orientation and continuing education guidelines); and

  •
  have the capacity and desire to represent the balance, best interests of the shareholders as a whole and not primarily a special interest group or constituency.

        In addition, the Corporate Governance/Nominating Committee believes that specific criteria should:

  •
  take into account any particular needs of the Company based on its business, size, ownership, growth objectives, community, customers and other characteristics and will need to be adjusted and refocused as these Company characteristics change and evolve;

  •
  prepare at least annually a list of any specific criteria so identified that are not adequately represented on the Board and, when practical, the Corporate Governance/Nominating Committee should indicate the most significant deficiencies that should be given the highest priority in recruiting new director candidates possessing the missing criteria.

        Shareholders wishing to recommend a candidate for consideration by the Corporate Governance/ Nominating Committee may do so by writing to the Secretary, Computer Horizons Corp., 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046-1495 by the date specified under "Shareholder Proposals". Recommendations should include (a) the qualifications of the proposed nominee, (b) the principal occupations and employment of the proposed nominee during the past five years, (c) each directorship currently held by the proposed nominee, (d) a statement from the proposed nominee that he or she has consented to the submission of the recommendation, and (e) a representation that the shareholder nominating the candidate is a holder of the Company's stock entitled to vote at the meeting.

  Compensation Committee

        The Compensation Committee currently is comprised of Messrs. Duncan, Edelstein, Marino, Mason and Matthews. The Board of Directors has determined that all of the members are "independent" under the current listing standards of the National Association of Securities Dealers. The Compensation Committee met four times in 2004. The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee. A copy of this charter is available at the Company's web site www.computerhorizons.com.

        As set forth in the Compensation Committee charter, the Compensation Committee has responsibility for assisting the Board in, among other things, evaluating and making recommendations regarding the compensation of the executive officers and directors of the Company; assuring that the executive officers are compensated effectively in a manner consistent with the stated compensation strategy of the Company; producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the Securities and Exchange Commission; periodically evaluating the terms and administration of the Company's incentive plans and benefit programs and monitoring of compliance with the legal prohibition on loans to directors and executive officers of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table presents certain information with respect to the beneficial ownership of shares of the Company's common stock (its only class of voting securities) on March 30, 2005 (except as noted otherwise), by (a) persons owning more than 5% of such shares, (b) each director and person nominated for election as a director (see "Election of Directors"), (c) the named executive officers identified in the Summary Compensation Table, and (d) all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power over the shares shown as being owned by such person.

Name and Address of Beneficial Owner	Amount Beneficially Owned(1) as of March 30, 2005		Percent of Class
William J. Murphy 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	241,476		(2)
Michael J. Shea 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	144,948		(2)
John E. Ferdinandi 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	5,000		(2)
William M. Duncan 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	75,000		(2)
Earl L. Mason 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	100,000		(2)
William J. Marino 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	47,200		(2)
Eric P. Edelstein 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	25,000		(2)
L. White Matthews, III 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	23,000		(2)
Edward J. Obuchowski 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	25,000		(2)
All directors and executive officers as a group (nine persons)	686,624	(3)	2.20%
Tocqueville Asset Management LLP 40 West 57th Street, 19th Floor New York, New York 10019	1,556,150	(4)	5.00%
Dimensional Fund Advisors, Inc 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,957,883	(5)	6.27%
Royce and Associates, LLC 1414 Avenue of the Americas New York, NY 10019	2,606,600	(6)	8.35%

FMR Corp 82 Devonshire Street Boston, MA 02109	3,048,242	(7)	9.76%

(1)
Includes 340,159 shares issuable upon exercise of options granted under the Company's 1994 Incentive Stock Option and Appreciation Plan, as follows: Murphy, 203,867; Shea, 131,292; and Ferdinandi, 5,000. Also includes 230,000 shares issuable upon exercise of options granted under the Company's 1991 Directors' Stock Option Plan (as amended), as follows: Duncan, 70,000; Mason, 60,000; Marino, 40,000; Edelstein, 20,000; Matthews, 20,000; Obuchowski, 20,000.

(2)
Less than 1%.

(3)
Includes all shares issuable upon exercise of options granted under the Company's 1994 Incentive Stock Option and Appreciation Plan and the Company's 1991 Directors' Stock Option Plan, as amended, included in Note 1.

(4)
Tocqueville Asset Management LLP filed a Schedule 13G Statement with the Securities and Exchange Commission stating that as of December 31, 2004, it may be deemed to have sole voting power with respect to 1,419,710 shares of the Company's common stock, and sole dispositive power with respect to 1,556,150 shares of the Company's common stock.

(5)
Dimensional Fund Advisors, Inc. filed a Schedule 13G Statement with the Securities and Exchange Commission stating that as of December 31, 2004, it may be deemed to have sole voting power and sole dispositive power with respect to 1,957,883 shares of the Company's common stock with no shared voting power or shared dispositive power.

(6)
Royce and Associates, LLC filed a Schedule 13G Statement with the Securities and Exchange Commission stating that as of December 31, 2004 it may be deemed to have sole voting power and sole dispositive power with respect to 2,606,600 shares of the Company's common stock with no shared voting power or shared dispositive power.

(7)
FMR Corp. filed a Schedule 13G Statement with the Securities and Exchange Commission stating that as of December 31, 2004 it may be deemed to have sole dispositive power with respect to 3,048,242 shares of the Company's common stock with no shared dispositive power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based on its review of the copies of such forms received, the Company believes that Messrs. Duncan, Mason, Marino, Edelstein, Matthews and Obuchowski inadvertently filed Statements of Changes in Beneficial Ownership on Form 4 pertaining to their annual grant of stock options past their due dates. Mr. Ferdinandi inadvertently filed his initial Statement of Beneficial Ownership on Form 3 past its due date. The Company believes that during 2004, all other filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

PROPOSAL 1—ELECTION OF DIRECTORS

        All of the seven current members of the Board of Directors have been nominated for election by the shareholders, to hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualify. Unless such authority is withheld as to one or more nominees by marking the enclosed proxy as indicated thereon, the proxy will, if executed and returned, be voted "FOR" the election of the nominees named herein.

        If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person as may be designated by the present Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to be a candidate for election.

        The following table sets forth certain information regarding the nominees:

DIRECTORS STANDING FOR RE-ELECTION:

Nominee	Age	Director Since

William M. Duncan	65	1999

From 1992 until his retirement in 2004, Mr. Duncan served as a Senior Vice President of JPMorgan Chase Bank. Currently, Mr. Duncan is the Director of International Studies at Stony Brook University, New York.
Eric P. Edelstein	55	2003

Mr. Edelstein served in various capacities with Arthur Andersen LLP from September 1972 until his retirement in August 2002, most recently as Managing Partner of the Business Consulting Practice. Currently, Mr. Edelstein is an Executive Vice President and Chief Financial Officer of Griffon Corporation, a leading manufacturer of building products and laminated specialty plastic films used in the healthcare industrial market. Mr. Edelstein is a director and a member of the Audit Committee of Valley National Bank.

William J. Marino	61	2002

Mr. Marino has been President and Chief Executive Officer of Horizon Blue Cross Blue Shield of New Jersey since January 1994. Mr. Marino is a director of Sealed Air Corporation and a member of its Compensation Committee.
Earl L. Mason	57	1999

From 1999 until his retirement in 2000, Mr. Mason was President and Chief Executive Officer of Alliant Exchange Inc., a national food distributor. From 1996 until 1999, Mr. Mason was Senior Vice President and Chief Financial Officer of Compaq Computer Corp. Mr. Mason is a director of EMJ Metals and the Chairman of its audit committee.
William J. Murphy	60	1999
Mr. Murphy has been President and Chief Executive Officer of the Company since March 2003; and, prior to that, he was Chief Financial Officer of the Company from January 1997 to March 2003.
L. White Matthews III	59	2004

From July 2000 until his retirement in September 2002, Mr. Matthews was Executive Vice President, Chief Financial Officer and a member of the board of directors of Ecolab, Inc., a manufacturer and marketer of cleaning and sanitizing products and services. From 1977 to 1998, he served in various capacities with Union Pacific Corporation, including Executive Vice President-Finance and Chief Financial Officer from 1988 to 1998 and as a member of the board of directors from 1994 to 1998. Mr. Matthews is a director and serves on the Audit Committee of Imation, Inc. In addition, he is a director and Audit Committee Chairman of Matrixx Initiatives, Inc. and a director of Mercantile Funds, Inc.

Edward J. Obuchowski	59	2004

From December 1999 until his retirement in February 2002, Mr. Obuchowski was Senior Vice President and Chief Information Officer of Alliant Exchange Inc., a national food distributor. From February 1998 until December 1999, Mr. Obuchowski was Vice President Internal Audit of Compaq Computer Corp.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INDIVIDUALS IDENTIFIED AS DIRECTOR NOMINEES

PROPOSAL 2—RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS

        Subject to ratification by the shareholders, the Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Grant Thornton LLP as independent auditors to examine the financial statements of the Company for the year ending December 3l, 2005. This selection is being presented to the shareholders for ratification at the annual meeting. If the shareholders do not ratify the employment of Grant Thornton LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

        A representative of Grant Thornton LLP is expected to be present at the annual meeting with the opportunity to make a statement, if he so desires, and to be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

        In connection with the fiscal years ended December 31, 2004 and 2003, Grant Thornton LLP provided various audit and non-audit services to the Company and billed the Company for these services as follows:

  a)
  Audit Fees.    Fees for audit services totaled $1,385,000 and $1,142,000 in 2004 and 2003, respectively, including fees for the audit of the Company's annual financial statements included in the Company's Form 10-K, review of the Company's quarterly financial statements included in the Company's Form 10-Q, Sarbanes Oxley Section 404 audit procedures, consents and accounting consultations, and other such services that generally only an independent accountant can provide.

  b)
  Audit Related Fees.    Fees for audit-related services totaled $625,000 and $430,000 in 2004 and 2003, respectively, including fees for the audit of the Company's restated Forms 10-K and 10-Q, acquisition due diligence, review of the Company's S-3 filing, Chimes SAS 70 review, employee benefit plan audits and certain other services traditionally performed by independent accountants.

  c)
  Tax Fees.    Fees for tax services, including tax preparation, compliance and tax planning, totaled $160,000 and $282,000 in 2004 and 2003, respectively. These amounts include tax preparation and compliance fees of $106,000 and $98,000 in 2004 and 2003, respectively.

  d)
  All Other Fees.    None in 2004 and 2003.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

        Consistent with SEC policies regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by the independent auditors on a case-by-case basis. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent auditor. Prior to engagement, the Audit Committee pre-approves these services by category and service. Since 2002, the Audit Committee has approved 100% of the services described under Audit-Related Fees, Tax Fees and All Other Fees. The Audit Committee has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees was compatible with maintaining the independence of Grant Thornton LLP and determined that such services did not adversely affect the independence of Grant Thornton LLP.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee, among other things, oversees the Company's financial reporting processes in accordance with the Audit Committee charter adopted by the Board. The Board of Directors has reviewed the qualifications of the members of the Audit Committee and has determined that each member is "independent" under the current listing standards of the National Association of Securities Dealers. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Committee reviewed with Grant Thornton LLP, the Company's independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, the Company's audited financial statements for the year 2004, their judgments as to the quality of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with Grant Thornton LLP their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, "Communication with Audit Committees", and SAS No. 90, "Audit Committee Communications", and considered the compatibility of non-audit services provided by Grant Thornton LLP with the auditors' independence.

        The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of Grant Thornton LLP as the Company's independent auditors for the current year.

Eric P. Edelstein, Audit Committee Chair and Financial Expert
Earl L. Mason, Audit Committee Member
Edward J. Obuchowski, Audit Committee Member

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid by the Company for the fiscal years indicated, to the Chief Executive Officer and to each of the Company's other executive officers (together, the "named executive officers"), as of December 31, 2004.

SUMMARY COMPENSATION TABLE
as of December 31

Long-Term Compensation
						Awards		Payouts
Annual Compensation
Securities Underlying Options/ SARs
	Year	Salary	Bonus(1)		Other Annual Compensation	Restricted Stock Awards		LTIP Payments	All Other Compensation(2)
William J. Murphy President and Chief Executive Officer	2004 2003 2002	$365,000 290,000 290,000	$	— 75,000 —	— — —	— — —	39,434 78,867 75,000	— — —	$17,380 16,180 16,580
Michael J. Shea Chief Financial Officer	2004 2003 2002	$220,000 150,000 150,000	$	— 40,000 —	— — —	— — —	20,646 71,292 30,000	— — —	$6,905 7,980 7,980
John E. Ferdinandi Controller(3)	2004 2003 2002	$42,000 — —		— — —	— — —	— — —	5,000 — —	— — —	$15,000 — —

(1)
In connection with their appointments to President and CEO, and Chief Financial Officer, respectively, Mr. Murphy and Mr. Shea were awarded one-time retention bonuses in 2003. The awards of $75,000 and $40,000 to Mr. Murphy and Mr. Shea, respectively, would be returned to the Company in the event of voluntary termination from the Company within the first twelve months of their appointments.

(2)
The Company paid the premiums on a $150,000 term life insurance policy for both Mr. Murphy and Mr. Shea. Under each such insurance policy, the insured has the right to designate the beneficiaries. The Company maintains a defined contribution (401K) savings plan and contributes $.50 for every dollar contributed by all participating employees up to 4% of each employee's salary deferral.

The Company has non-qualified supplemental retirement benefit agreements with Messrs. Murphy and Shea. Under their agreements, Messrs. Murphy and Shea will be entitled to receive $1,000,000 each, upon retirement from the Company at age 65. If Mr. Murphy or Mr. Shea retires from continuous employment with the Company prior to age 65 as a result of total and permanent disability, he will be deemed to have continuously employed by the Company until age 65 for purposes of his agreement. If Mr. Murphy or Mr. Shea terminates his employment with the Company prior to reaching age 65, other than as a result of death or total and permanent disability, he will be entitled to receive, upon reaching age 65, a retirement benefit based on accrual and vesting formulas set forth in his respective agreement. Had either Mr. Murphy or Mr. Shea terminated his employment as of the date of this Proxy Statement, Mr. Murphy's accrued and vested benefit would be $448,900 and Mr. Shea's accrued and vested benefit would be $120,000. If Mr. Murphy or Mr. Shea were to die prior to age 65, while still in the employ of the Company, his beneficiaries would be entitled to receive a lump sum benefit equal to the greater of his accrued and vested benefit or $500,000. Benefits payable upon retirement may be paid in a lump sum or in annual installments at the discretion of the beneficiary. In the event that a Change of Control occurs, Mr. Murphy's and Mr. Shea's entitlements will immediately vest and become payable.

Messrs. Murphy and Shea were also entitled to an auto allowance of $12,000 and $4,800, respectively, for the years of 2003 and 2004.

Mr. Ferdinandi received a payment of $15,000 in order to induce him to enter into the Company's employment.

(3)
Mr. Ferdinandi's employment began in September, 2004. He has an employment agreement with the Company, which automatically renews (unless terminated by either party) each September. The Agreement provides for an annual salary at the current rate of $125,000, plus severance pay in the event of termination of employment by the Company.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in 2004	Exercise Price	Expiration Date	5%	10%
William J. Murphy	—		—	—	—	—	—
Michael J. Shea	—		—	—	—	—
John E. Ferdinandi	5,000	(1)	2.43%	$4.05	9/8/2009	5,595	12,363

(1)
Such options for John E. Ferdinandi were granted at commencement of employment in September 2004 with an exercise price of $4.05 at the grant date.

        Pursuant to the terms of the option grants, upon exercise of such options, if the optionee, while employed by the Company, desires to sell any shares acquired upon exercise of such options, the optionee must first offer such shares to the Company at their then fair market value. Mr. Ferdinandi's award of 5,000 options becomes exercisable over a period of three years.

        Prior to the adoption of FIN 44 and the Sarbanes-Oxley Act of 2002, certain officers had the right to borrow from the Company against the exercise price of options exercised. As of December 31, 2004 and 2003, total outstanding borrowings pertaining to Mr. Shea, amounted to $100,000 which borrowings occurred in 1999.

        The following table sets forth certain information concerning stock options exercised in 2004 or held as of the end of the year, by the named executive officers. Such options were granted under the Company's 1994 Incentive Stock Option and Appreciation Plans, and 2004 Omnibus Incentive Compensation Plan. No stock appreciation rights have been granted under either Plan.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND DECEMBER 31, 2004 OPTION VALUES

			Number of Unexercised Options at 12/31/04			Value of Unexercised In-the-Money Options at 12/31/04
Name	Shares Acquired on Exercise	Value Realized(1)
			Exercisable	Unexercisable		Exercisable	Unexercisable
William J. Murphy	—	—	164,433	39,434		$117,845	$—	(3)
Michael J. Shea	—	—	110,646	20,646		$44,548	$—	(3)
John E. Ferdinandi	—	—	—	5,000	(2)	$—	$—	(3)

(1)
Value realized is defined by the Securities and Exchange Commission as the difference between the market value, on date of exercise, of shares acquired and the exercise price of the options exercised.

(2)
Such options for John E. Ferdinandi were granted at commencement of employment in September 2004 with an exercise price of $4.05 at the grant date.

(3)
The value in-the-money was based on the market price of the shares at December 31, 2004, which was lower than the option price.

        The following table summarizes information about the Company's equity compensation plans as of December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column(a)) (c)
Equity compensation plans approved by security holders	3,656,000		$4.23	3,478,000	(1)
Equity compensation plans not approved by security holders	150,001	(2)	$3.89	-0-
Total	3,806,001		$4.22	3,478,000

(1)
Consists of 3,294,000 shares of the Company's common stock reserved under the 2004 Omnibus Incentive Compensation Plan and 184,000 shares of the Company's common stock reserved under the Company's 1991 Directors' Stock Option Plan.

(2)
Consists of warrants issued to Mr. Cassese in connection with his April 2003 severance agreement with the Company.

Employment Agreements

        Mr. Murphy is party to an employment agreement with the Company, which automatically renews (unless terminated by either party) each January. The Agreement provides, among other things, for an annual salary at the current rate of $365,000, with such increases and bonuses, if any, as the Board of Directors may determine, together with participation in all benefit plans in which members of the Company's senior management generally are entitled to participate. The Agreement also provides that, if a Change of Control occurs and thereafter Mr. Murphy either continues to be employed by the Company through the end of the contract term or his employment is terminated by the Company other than for cause or disability (as such terms are defined in the Agreement) or Mr. Murphy terminates his employment for good reason (as defined in the Agreement), then Mr. Murphy shall be entitled to receive a lump sum equal to two times his current base salary and highest bonus (subject to reduction to avoid excise or other taxes) earned during his employment with the Company, as well as continued benefits under the Company's benefit plans.

        Mr. Shea has an employment agreement with the Company, which automatically renews (unless terminated by either party) each March. The Agreement provides for an annual salary at the current rate of $220,000, plus severance pay in the event of termination of employment by the Company. The Agreement also provides that, if a Change of Control occurs and thereafter Mr. Shea either continues to be employed by the Company through the end of the contract term or his employment is terminated by the Company other than for cause or disability (as such terms are defined in the Agreement) or

Mr. Shea terminates his employment for good reason (as defined in the Agreement), then Mr. Shea shall be entitled to receive a lump sum equal to two times his current base salary and highest bonus (subject to reduction to avoid excise or other taxes) earned during his employment with the Company, as well as continued benefits under the Company's benefit plans.

        Mr. Ferdinandi has an employment agreement with the Company, which automatically renews (unless terminated by either party) each September. The Agreement provides for an annual salary at the current rate of $125,000, plus severance pay in the event of termination of employment by the Company.

COMPENSATION COMMITTEE REPORT

Compensation Policies

        The Compensation Committee (the "Committee") of the Board of Directors consists of five non-employee Directors. The Committee is responsible for developing policies and making specific recommendations to the Board of Directors with respect to the compensation of the Company's executive officers. The goal of these policies is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees.

        To help achieve this, the Committee, among other things, considers the chief executive officer's recommendations with respect to other executive officers, evaluates the Company's performance both in terms of current achievements and significant initiatives with long-term implications, assesses the contributions of individual executives, and compares compensation levels with those of other leading companies in similar or related industries.

Fiscal 2004 Compensation

        The compensation package for executives is generally made up of three components:

  •
  Base salary;

  •
  Performance-based bonus compensation; and

  •
  Long-term incentive compensation in the form of stock options.

        Base Salary.    The Committee endeavors to set base salaries at levels comparable to the amounts paid to executives with similar qualifications, experience and responsibilities at other technology companies. On an annual basis, the Committee reviews base salaries for all executive officers, including the Chief Executive officer, and determines if any adjustments should be made based on the competitive data and the individual's performance.

        Performance-Based Bonus Compensation.    On an annual basis, the Board establishes financial and operational goals for the Company. Performance-based bonuses for executive officers are based upon management's success in meeting these goals. No bonuses were awarded in 2004 because performance goals were not achieved.

        Stock Options.    Stock options are designed to provide long-term incentives to executive officers, to encourage them to remain with the Company and to develop and maintain a significant, long-term interest in the Company's Common Stock, which in turn motivates these executives to focus on long-term enhancement in shareholder value. Stock option awards are granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant. Therefore, the executive earns no compensation with respect to these options unless the Company's share price increases. In determining actual awards, the Committee considers the external competitive market, past option grants, the contribution of each individual, and the need to retain the individual.

        With respect to the Company's chief executive officer, the Committee focused principally upon recommending to the Board an appropriate base salary increase, if any, and incentive compensation. As noted above, the chief executive officer is a party to an employment agreement with the Company that provides for base salary increases and bonuses as the Company may determine.

        The Company has periodically granted stock options in order to provide certain of its executives with a competitive total compensation package and reward them for their contribution to the Company's long-term share performance. These grants are designed to align the executive's interests with that of the shareholders.

Compensation Committee
William M. Duncan, Chair Eric P. Edelstein William J. Marino Earl L. Mason L. White Matthews, III

DIRECTORS' COMPENSATION

        Directors who are not employees of the Company are each entitled to receive an annual retainer of $20,000. Chairman of the Board is entitled to receive an annual retainer of $30,000. The Directors and Chairman of the Board are entitled to receive a meeting attendance fee of $1,000 per meeting. Chair positions of each committee receive an annual fee of $3,000.

        In 1998, the Company amended the 1991 non-qualified Directors' Stock Option Plan, providing that each new director of the Company who is not an employee of the Company and who joins the Board on or after 1998 (i) shall immediately receive options to purchase 10,000 shares of its common stock, which vest immediately, and (ii) shall receive annual grants to purchase an additional 10,000 shares of its common stock, which shall vest immediately. The plan originally was to expire on March 4, 2001 and was extended by the Board of Directors and shareholders to March 6, 2007. In accordance with the Plan, as amended, Messrs. Duncan, Marino, Mason, Edelstein, Matthews and Obuchowski were each awarded their annual grant on January 1, 2005 to purchase 10,000 shares of the Company's common stock at a grant price of $3.81.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

        The Company maintains directors' and officers' liability insurance, providing coverage of up to $20,000,000, subject to a deductible. The policy also insures the Company against amounts paid by it to indemnify directors and officers. The current policy covers a period of one year at an annual premium of approximately $771,743.

PERFORMANCE GRAPH

        Below are graphs comparing the cumulative total shareholder return on the Company's common stock for the last five fiscal years with the cumulative weighted total shareholder return (assuming the reinvestment of dividends) of the companies included in the Nasdaq Market Index and the companies in the Peer Group selected by the Company. The Peer Group Index consists of five companies that are similar to the Company in business lines, size and revenues, each of which is engaged not only in professional services, but is also involved in emerging and prospective "total solutions". They are Analysts International Corp., iGate Corp., Covansys Corp., CIBER, Inc. and Computer Task Group Inc.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG COMPUTER HORIZONS CORP.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON JAN. 1, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2004

	1999	2000	2001	2002	2003	2004
COMPUTER HORIZONS CORP.	100.00	15.06	19.83	20.20	24.22	23.54
PEER GROUP INDEX	100.00	22.61	29.11	15.84	33.67	35.51
NASDAQ MARKET INDEX	100.00	62.85	50.10	34.95	52.55	56.97

OTHER INFORMATION

        The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may solicit proxies on behalf of the Company in person or by telephone, facsimile or other electronic means without additional compensation. The Company also has engaged the firm of Morrow & Co., Inc., to assist in soliciting proxies at a fee of $6,000.00 plus reasonable expenses for these services.

        The Board of Directors is aware of no other matters that are to be presented to the shareholders for action at the meeting. If, however, any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote such proxies in accordance with their judgment on such matters.

        All shareholders of record as of March 30, 2005 have been sent, or are concurrently herewith being sent a copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2004. Such report contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2004. This report contains a copy of the Company's Annual Report on Form 10-K for the year ended December 3l, 2004 (excluding exhibits), as filed with the Securities and Exchange Commission; upon the written request of any shareholder, the exhibits filed with the Company's Annual Report on Form 10-K will be supplied without charge. Requests should be directed to Shareholder Relations, Computer Horizons Corp., 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046-1495.

By Order of the Board of Directors,
Michael C. Caulfield Secretary
Mountain Lakes, New Jersey April 14, 2005

If you plan to attend the Annual Meeting, please bring this admission ticket with you.

ADMISSION TICKET
COMPUTER HORIZONS CORP. ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 18, 2005 10:00 A.M., local time The Hanover Marriott 1401 State Highway No. 10 Whippany, New Jersey
Shareholders will be admitted to the Annual Meeting beginning at 9:30 A.M., local time.

REVOCABLE PROXY CARD
COMPUTER HORIZONS CORP.

ANNUAL MEETING OF SHAREHOLDERS
May 18, 2005
10:00 A.M., local time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints William J. Murphy and Michael C. Caulfield, and each of them, as proxies, each with full power of substitution and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of COMPUTER HORIZONS CORP. to be held at the Hanover Marriott, 1401 Route 10 East, Whippany, NJ on Wednesday, May 18, 2005 at 10:00 A.M., local time, and any adjournment or postponement thereof.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS REVOCABLE PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE
VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

COMPUTER HORIZONS CORP. — ANNUAL MEETING, MAY 18, 2005

YOUR INSTRUCTIONS TO VOTE ARE IMPORTANT!

Proxy Materials are available on-line at:

http://www.computerhorizons.com

You can provide your instructions to vote in one of three ways:

1.
Call toll free 1-866-252-6936 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.
Via the Internet at https://www.proxyvotenow.com/chrz and follow the instructions.

or

3.
Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

The Board of Directors of Computer Horizons Corp. recommends a vote "FOR" the following proposals.	Please mark as indicated in this example	☒
		For	Withhold All	For All Except			For	Against	Abstain
1.	The election as directors of all nominees listed (except as marked to the contrary below):	☐	☐	☐	2.	To ratify the selection of Grant Thornton LLP as the Company's independent auditors for the current year.	☐	☐	☐
(01) William M. Duncan, (02) Eric P. Edelstein, (03) William J. Marino, (04) Earl L. Mason, (05) L. White Matthews III, (06) William J. Murphy, (07) Edward J. Obuchowski					3.	Upon any other matters that may properly come before the meeting or any adjournment.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s)
in the space provided below.

        This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will be voted "FOR" Items 1 and 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        Signature(s) should agree with name(s) printed hereon. Please correct any errors in address shown. If signing in representative capacity include full title. Proxies by a corporation should be signed in its name by an authorized officer. Where stock stands in more than one name, all holders of record should sign.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

Please be sure to date and sign this proxy card in the box below.

Date Sign above

***IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW***

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.
By Mail; or
2.
By Telephone (using a Touch-Tone Phone); or
3.
By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 18, 2005. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 18, 2005. 1-866-252-6936	Vote by Internet anytime prior to 3 a.m., May 18, 2005. go to https://www.proxyvotenow.com/chrz

Please note that the last vote received, whether by telephone,
Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS:    Access at http://www.computerhorizons.com

Your vote is important!

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
PROXY STATEMENT
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2—RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS
AUDIT AND NON-AUDIT FEES
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE as of December 31
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND DECEMBER 31, 2004 OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT
DIRECTORS' COMPENSATION
DIRECTORS' AND OFFICERS' LIABILITY INSURANCE
PERFORMANCE GRAPH
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG COMPUTER HORIZONS CORP., NASDAQ MARKET INDEX AND PEER GROUP INDEX
OTHER INFORMATION